SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 30, 2012
(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number)	36-2257936 (I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

(940) 898-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2012, the Board of Directors of the Company appointed Matthew O. Haltom to the positions of Senior Vice President, General Counsel and Secretary, to be effective as of November 5, 2012 immediately following the retirement of Raal H. Roos from those positions.

On November 5, 2012, the Company entered into an Amended and Restated Termination Agreement with Gary G. Winterhalter.  The Termination Agreement was originally entered into on June 19, 2006 in connection with the Company’s separation from Alberto-Culver Company, and was amended on October 3, 2008 to bring it into conformity with Section 409A of the Internal Revenue Code.  The Termination Agreement provides severance benefits in the event Mr. Winterhalter’s employment is terminated by the Company without cause or by him for good reason.  Such severance benefits consist of (i) a lump sum severance payment of two times the sum of his base salary and average bonus over the prior five years, (ii) continued availability of medical insurance coverage at active-employee rates for up to 24 months after termination of employment, and (iii) up to $12,000 in outplacement services.  No benefits are payable under the Termination Agreement if Mr. Winterhalter becomes entitled to severance benefits under his Severance Agreement, as described below.

The purpose of the amendment to Mr. Winterhalter’s Termination Agreement was (i) to reflect the passage of more than two years since the separation from Alberto-Culver Company, (ii) to reflect the assumption by the Company of the rights and obligations of its subsidiary Sally Holdings LLC under the agreement, (iii) to update the provisions of the agreement relating to Section 409A of the Internal Revenue Code, including protective language relating to the timing of a release of claims as discussed in Internal Revenue Service Notices 2010-6 and 2010-80, (iv) to remove the requirement that CDRS Acquisition LLC consent to further amendments to the agreement, if any; and (v) to extend Mr. Winterhalter’s access to the Company’s medical and dental insurance, at active-employee rates, until he becomes eligible for Medicare, in the event of his termination without cause or for good reason, or his retirement with prior Board approval.

In addition, on November 5, 2012, the Company entered into Amended and Restated Severance Agreements with the following executive officers, which amended and restated the following agreements:

•                  Amended and Restated Severance Agreement, dated October 3, 2008, with Gary G. Winterhalter

•                  Amended and Restated Severance Agreement, dated October 3, 2008, with Mark J. Flaherty

•                  Amended and Restated Severance Agreement, dated October 3, 2008, with John R. Golliher

•                  Amended and Restated Severance Agreement, dated October 3, 2008, with Michael G. Spinozzi

The Severance Agreements provide severance benefits in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company.  Such severance benefits consist of (i) a lump sum severance payment of 1.99 (or 2.99 in case of Mr. Winterhalter) times the sum of the executive’s base salary and average bonus over the prior five years, and (ii) continued availability of medical, accident, disability and life insurance coverage at active-employee rates for up to 24 months after termination of employment.

The purpose of the amendments to the Severance Agreements was to (i) remove references to Clayton, Dubilier & Rice and associates as a significant investor, (ii) add protective language relating to the timing of a release of claims as discussed in Internal Revenue Service Notices 2010-6 and 2010-80, and (iii) give the Company unilateral authority to make any accelerated distributions that are permissible under Section 409A regulations.  The amendment to Mr. Winterhalter’s Severance Agreement also extends his access to the Company’s medical and dental insurance, at active-employee rates, until he becomes eligible for Medicare, in the event of his termination without cause or for good reason, or his retirement with prior Board approval, within two years after a change in control.

On November 5, 2012, the Company also entered into a Severance Agreement with Mr. Haltom in connection with his promotion on that day to the position of Senior Vice President, General Counsel and Secretary.  The terms of his Severance Agreement are substantially the same as the Amended and Restated Severance Agreements with Messrs. Flaherty, Golliher and Spinozzi, as summarized above.

Copies of the above-described agreements and plans are filed herewith as Exhibits and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

10.1                           Amended and Restated Termination Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Gary G. Winterhalter.

10.2                           Amended and Restated Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Gary G. Winterhalter.

10.3                           Form of Amended and Restated Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and each of Mark L. Flaherty, John R. Golliher and Michael R. Spinozzi.

10.4                           Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Matthew O. Haltom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2012

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Matthew O. Haltom
Name:	Matthew O. Haltom
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Termination Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Gary G. Winterhalter.

10.2	Amended and Restated Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Gary G. Winterhalter.

10.3	Form of Amended and Restated Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and each of Mark L. Flaherty, John R. Golliher and Michael R. Spinozzi.

10.4	Severance Agreement, effective as of November 5, 2012, between Sally Beauty Holdings, Inc. and Mathew O. Haltom.